UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 9, 2009
WEATHERFORD INTERNATIONAL LTD.
(Exact name of registrant as specified in charter)

Bermuda (State of Incorporation)	1-31339 (Commission File No.)	98-0371344 (I.R.S. Employer Identification No.)

515 Post Oak Blvd., Houston, Texas (Address of Principal Executive Offices)	77027-3415 (Zip Code)
Registrant’s telephone number, including area code: (713) 693-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On January 9, 2009, we entered into several consent and amendment agreements with respect to our main committed credit facilities. Under the consents, the lenders under those facilities consented to our proposed redomestication to Switzerland, subject to completion of that transaction, to our new Swiss parent providing guarantee of indebtedness under those facilities, and to delivery of other customary documentation. The amendments also reflect the anticipated change in our corporate structure to be effected by the redomestication. Copies of the consents and amendments are attached as exhibits to this filing.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Description

4.1	Omnibus Consent and Amendment to Second Amended and Restated Credit Agreement dated January 9, 2009.

4.2	Omnibus Consent and Amendment to Credit Agreement dated January 9, 2009.

4.3	Amendment to Credit Agreement dated January 9, 2009.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2009	WEATHERFORD INTERNATIONAL LTD.

	By:	/s/ Burt M. Martin

	Name:	Burt M. Martin
	Title:	Senior Vice President and Chief Financial Officer